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                                   EXHIBIT 23



INDEPENDENT AUDITORS' CONSENT

The Board of Directors
Spalding Holdings Corporation

We consent to the incorporation by reference in Registration Statement No. 333-14569 of Spalding Holdings Corporation (formerly Evenflo & Spalding Holdings Corporation) on Form S-8 of our reports dated November 12, 1998, appearing in the Annual Report on Form 10-K of Spalding Holdings Corporation for the year ended September 30, 1998.

DELOITTE & TOUCHE LLP

Tampa, Florida
December 28, 1998